Exhibit 5.1

[MORGAN, LEWIS & BOCKIUS LLP Letterhead]

February 28, 2014

Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 16429
Bristol, VA 24209

Re:    Alpha Natural Resources, Inc. – Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the proposed offering and sale of up to 880,540 shares of the Company's common stock, par value $0.01 (collectively, the "Shares"), issuable under the Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan (the "Plan").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

 /s/ MORGAN, LEWIS & BOCKIUS LLP